Independent Auditors' Report



To the Board of Trustees and Shareholders
American Independence Funds Trust:


In planning and performing our audit of the financial statements of NestEgg 2000 Fund, NestEgg 2010 Fund, NestEgg 2020 Fund,
NestEgg 2030 Fund and NestEgg 2040 Fund
 (five of the funds comprising American
Independence Funds Trust (formerly
INTRUST Funds Trust)) for the period
 ended February 29, 2000, we considered
 their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements
 and to comply with the requirements of
 Form N-SAR, not to provide assurance
on internal control.

The management of the Funds is responsible
 for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting
principles. Those controls include
the safeguarding of assets against
unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public
 Accountants.  A material weakness is a
condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
However, we noted no matters involving
internal control, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of February 29, 2000.

This report is intended solely for the
information and use of management, the
 Board of Trustees and the Securities and Exchange Commission and is not intended to be and should not be used by anyone
other than those specified parties.




April 7, 2000